Exhibit 99.11
PINNACLE WEST CAPITAL CORPORATION
NON-GAAP FINANCIAL MEASURE RECONCILIATION — NET INCOME
(GAAP MEASURE) TO ON-GOING EARNINGS (NON-GAAP FINANCIAL MEASURE)

	Nine Months Ended		Nine Months Ended
	September 30, 2006		September 30, 2005
	$ in	Diluted	$ in	Diluted
	Millions	EPS	Millions	EPS
Net Income	$309	$3.10	$155	$1.62
Adjustments:
Regulatory disallowance	—	—	87	0.91
Income tax credit related to prior periods	(10)	(0.10)	—	—
Loss from discontinued operations — Silverhawk Power Station write-down	—	—	55	0.58
Loss from discontinued operations — Silverhawk Power Station operations	—	—	9	0.09
Income from discontinued operations — NAC International	—	—	(4)	(0.04)

On-going Earnings	$299	$3.00	$302	$3.16